Exhibit 10.1
INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into as of the___ day of March, 2024, by and between Eagle Bancorp, Inc., a Maryland corporation (“Parent” or the “Company”) and _________ (“Indemnitee”), under the following circumstances.
A.    At the request of the Company, Indemnitee currently serves as [a director] [and] [an officer] of Parent and EagleBank (“Bank”) and may, therefore, be subjected to claims, suits or proceedings and judgments and amounts paid in settlement in connection therewith arising as a result of such service. Bank is a wholly-owned subsidiary of Parent.
B.    As a material inducement to Indemnitee to serve or continue to serve in such capacity, the Company has agreed to indemnify and to advance reasonable expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings and all judgments and amounts paid in settlement in connection therewith, as provided in this Agreement.
C.    The parties desire to set forth in this Agreement their agreement regarding indemnification and advancement of expenses; provided that this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the articles of incorporation or bylaws of either Parent or Bank, any agreement entered into after the date of this Agreement or a resolution of the stockholders entitled to vote generally in the election of directors, or of the Board of Directors, or otherwise.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
Section 1. Definitions. For purposes of this Agreement:
(a)    “Corporate Status” means the status of a person as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company: (i) if Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust or other enterprise (1) of which a majority of the voting power or equity interest is owned directly or indirectly by the Company, or (2) the management of which is controlled directly or indirectly by the Company, and (ii) if, as a result of Indemnitee’s service to the Company or any of its affiliated entities, Indemnitee is subject to duties by, or required to perform services for, an employee benefit plan or its participants or beneficiaries, including as deemed fiduciary thereof.
(b)    “Effective Date” means the date set forth in the first paragraph of this Agreement.
(c)    “Expenses” means any and all direct and indirect attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and any other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding (voluntarily or involuntarily). Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.
(d)    “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (internal or external), inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.
Section 2. Services by Indemnitee. Indemnitee will serve in the capacity or capacities set forth in the recital A above; however, this Agreement shall not impose any independent obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company. This Agreement shall not be deemed an employment contract between the Company (or any other entity) and Indemnitee.
Section 3. General. The Company shall indemnify, and advance Expenses to, Indemnitee: (a) as provided in this Agreement, (b) under the articles of incorporation and bylaws of Parent or Bank, and (c) otherwise to the maximum extent permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the Effective Date. The rights of Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (the “MGCL”).
Section 4. Indemnification. If, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to any Proceeding, the Company shall indemnify and hold harmless Indemnitee against all judgments and amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any such Proceeding or any action, discovery event, claim, issue or matter therein or related thereto, to the maximum extent permitted by Parent and Bank’s articles of incorporation and bylaws and Maryland law in effect on the Effective Date and as amended from time to time, subject to the limitations set forth in Section 5.
Section 5. Certain Limits on Indemnification. Notwithstanding any other provision of this Agreement (other than Section 6), Indemnitee shall not be entitled to:
(a)    indemnification hereunder if it is established, in a final adjudication of the Proceeding not subject to further appeal, that: (i) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful;
(b)    indemnification hereunder if the Proceeding was one by or in the right of the Company and Indemnitee is adjudged, in a final adjudication of the Proceeding not subject to further appeal, to be liable to the Company; or
(c)    indemnification or advancement of Expenses hereunder if the Proceeding was brought by Indemnitee, unless: (i) the Proceeding was brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 10 of this Agreement, or (ii) the articles of incorporation or bylaws of Parent or Bank, a resolution of the stockholders entitled to vote generally in the election of directors, or of the Board of Directors of Parent or Bank, or an agreement approved by the Board of Directors of Parent or Bank to which either Parent or Bank is a party expressly provide otherwise.
Section 6. Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification of Indemnitee by the Company in the following circumstances:
(a)    if such court determines that Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or
(b)    if such court determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper without regard to any limitation on such court-ordered indemnification contemplated by Section 2-418(d)(2)(ii) of the MGCL.
Section 7. Advancement of Expenses for Indemnitee. If, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to (or otherwise becomes a participant in) any Proceeding, the Company shall, without requiring a preliminary determination that Indemnitee has satisfied an applicable standard of conduct of Indemnitee’s ultimate entitlement to indemnification hereunder, advance all Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding. The Company shall make such advance or advances within ten days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding and may be in the form of, in the reasonable discretion of the Indemnitee (but without duplication) (a) payment of such Expenses directly to third parties on behalf of Indemnitee, (b) advancement of funds to Indemnitee in an amount sufficient to pay such Expenses or (c) reimbursement to Indemnitee for Indemnitee’s payment of such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.
Section 8. Indemnification and Advancement of Expenses as a Witness or Other Participant. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or may be, by reason of Indemnitee’s Corporate Status, made a witness or otherwise asked to participate in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, without requiring a preliminary determination that Indemnitee has satisfied an applicable standard of conduct or Indemnitee’s ultimate entitlement to indemnification hereunder, Indemnitee shall be advanced and indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith within ten days after the receipt by the Company of a statement or statements requesting any such advancement or indemnification from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. In connection with any such advancement of Expenses, the Company may require Indemnitee to provide an undertaking and affirmation substantially in the form attached hereto as Exhibit A.
Section 9. Presumptions and Effect of Certain Proceedings. (a) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, does not create a presumption that Indemnitee is not entitled to indemnification under this Agreement.
    (b)    The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.
Section 10. Remedies of Indemnitee. (a) If (i) advancement of Expenses is not timely made pursuant to Sections 7 or 8 of this Agreement, (ii) payment of indemnification is not made pursuant to Sections 4 or 8 of this Agreement within ten days after receipt by the Company of a written request therefor, or (iii) payment of indemnification pursuant to any other section of this Agreement or the articles of incorporation or bylaws of either Parent or Bank is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, or arbitration, conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, of Indemnitee’s entitlement to indemnification or advance of Expenses pursuant to this Agreement. Indemnitee, in such enforcement action, shall also be entitled to be paid all Expenses associated with enforcing his or her claim or exercise of rights, unless as a part of such enforcement action, the court of competent jurisdiction or arbitrator determines that the action was instituted in bad faith or was frivolous or it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, Parent or Bank’s articles of incorporation or bylaws or the MGCL. The judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of the prior adverse determination. Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a). Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. Neither the failure of Parent or Bank (including its Board of Directors or stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper under the circumstances, nor an actual determination by Parent or Bank that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.
(b)    In any judicial proceeding or arbitration commenced pursuant to this Section 10, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement, and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 10, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 7 or 8 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.
(c)    In the event that Indemnitee is successful in seeking, pursuant to this Section 10, a judicial adjudication of or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.
(d)    Interest shall be paid by the Company to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay for the period (i) commencing with the tenth day after the date on which the Company was requested to advance Expenses in accordance with Sections 7 or 8 of this Agreement, and (ii) ending on the date such payment is made to Indemnitee by the Company.
Section 11. Defense of the Underlying Proceeding. (a) Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Proceeding which may result in the right to indemnification or the advancement of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advancement of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.
(b)    Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 11(a) above. The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 10 of this Agreement.
    (c)    Notwithstanding the provisions of Section 10(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company (subject to Section 10(d) of this Agreement), to represent Indemnitee in connection with any such matter.
Section 12. Non-Exclusivity; Survival of Rights; Subrogation. (a) The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the charter or Bylaws of Parent or Bank, any agreement entered into after the date hereof or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors of Parent or Bank, or otherwise. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of the Company’s articles of incorporation or bylaws, this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.
(b)    In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
Section 13. Insurance. (a) The Company will acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board of Directors of Parent, covering Indemnitee for claims made against Indemnitee by reason of Indemnitee’s Corporate Status and covering the Company for any indemnification or advancement of Expenses made by the Company to Indemnitee for any claims made against Indemnitee by reason of Indemnitee’s Corporate Status. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees or agents or fiduciaries of Parent and/or Bank or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any other person with a similar title or role with Company.
(b)    Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee which would otherwise be indemnifiable hereunder arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, settlements and Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in Section 13(a). The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Company receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise) either Parent or Bank has director and officer liability insurance in effect, it shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.
(c)    The Indemnitee shall cooperate with the Company or any insurance carrier of the Company with respect to any investigation or Proceeding.

Section 14. Coordination of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
Section 15. Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than as provided in Section 5, then, in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu or indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.
Section 16. Reports to Stockholders. To the extent required by the MGCL, Parent shall report in writing to its stockholders the payment of any amounts for indemnification of, or advancement of Expenses to, Indemnitee under this Agreement arising out of a Proceeding by or in the right of Parent with the notice of the meeting of stockholders next following the date of the payment of any such indemnification or advancement of Expenses or prior to such meeting.
    Section 17. Duration of Agreement; Binding Effect. (a) This Agreement and the obligations of the Company under this Agreement shall remain in effect while Indemnitee is serving as a director, officer, employee or agent of either Parent or Bank and while Indemnitee is serving as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise at the request of the Company, and shall continue thereafter so long as Indemnitee is or may be subject to any actual or possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement) even if, in any such case, Indemnitee has ceased serving in such capacity at the time of any such Proceeding.
(b)    The indemnification and advancement of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Parent or Bank), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of Parent and Bank or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of Parent and Bank, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
(c)    The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise to all, substantially all or a substantial part, of the business and/or assets of the Company), by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(d)    The Company and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that

Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.
Section 18. Severability. If any provision or provisions of this Agreement shall be held to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby
Section 19. Required Regulatory Provisions. Notwithstanding anything in this Agreement to the contrary, any payments to Indemnitee by Parent or Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C Section 1828(k), and the regulations promulgated there under in 12 CFR Part 359.
Section 20. Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may be by facsimile, via email as a portable document format (.pdf) or by Docusign or other electronic execution system), each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.
Section 21. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
Section 22. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
Section 23. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on the day of such delivery, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(a)    If to Indemnitee, to the address set forth on the signature page hereto.
(b)    If to the Company, to:    Eagle Bancorp, Inc.
                7830 Old Georgetown Road

                3rd Floor
                Bethesda, MD 20814-2432
Attn: Chief Legal Officer
        With a copy to:        Chair
                    Governance and Nominating Committee
                    Eagle Bancorp, Inc.
                    7830 Old Georgetown Road
                    3rd Floor
                    Bethesda, MD 20814-2432
or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
Section 24. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“Parent”

EAGLE BANCORP, INC.

By:
Name:
Title:

“Indemnitee”

By:
Name:
Title:

EXHIBIT A
AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED
To:    The Boards of Directors of Eagle Bancorp, Inc.
Re:    Affirmation and Undertaking
Ladies and Gentlemen:
This Affirmation and Undertaking is being provided pursuant to that certain Indemnification Agreement dated the ___ day of May, 2024, by and between Eagle Bancorp, Inc., a Maryland corporation (the “Company”) and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advancement of Expenses in connection with [Description of Proceeding] (the “Proceeding”). Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good faith belief that at all times, insofar as I was involved as [a director] [and] [an officer] of the Company, in any of the facts or events giving rise to the Proceeding, I: (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.
In consideration of the advance by the Company for Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established, in accordance with Section 5 of the Indemnification Agreement, that I am not entitled to indemnification in connection with the Proceeding, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.
IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this ____ day of __________, 20__.

Name: